SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934



Check the appropriate box:

[ ]   Preliminary Information Statement      [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
[X]   Definitive Information Statement            by Rule 14c-5(d)(2))


                           NORTH SHORE CAPITAL IV INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

     2)   Aggregate number of securities to which transaction applies: 2,247,000

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.20 per share

     4)   Proposed maximum aggregate value of the transaction: $449,400.00

     5)   Total fee paid: $100.00

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:


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                           NORTH SHORE CAPITAL IV INC.
                              2208 PERSHING AVENUE
                           SHEBOYGAN, WISCONSIN 53083

                           --------------------------

                              INFORMATION STATEMENT

         This Information Statement is being furnished to the stockholders of North Shore Capital IV Inc., a Colorado corporation ("NORTH SHORE" or the "COMPANY"), at the direction of the Company's Board of Directors. It is furnished in connection with unanimous written consents of the holders of all of the issued and outstanding shares of Common Stock of North Shore on November 15, 2004 without a meeting pursuant to Section 7-107-104 of the Colorado Business Corporation Law ("CBCL"). The stockholders consented to the approval of the agreement and plan of merger with the Company's recently organized wholly owned subsidiary, Gridline Holdings Inc., a Delaware corporation (the "SUBSIDIARY") for the purpose of reincorporating the Company from a Colorado corporation to a Delaware corporation. As a result of the merger the Certificate of Incorporation and bylaws of the Subsidiary will replace the Certificate of Incorporation and bylaws of North Shore. Upon effectiveness of the merger the name of North Shore will change to Gridline Communications Holdings Inc. ("GRIDLINE") and each stockholder of North Shore will be a stockholder of the merged entity and receive from the surviving corporation (the "DELAWARE COMPANY") the same number of shares as the stockholder had owned in North Shore.

         The Certificate of Incorporation of the Delaware Company upon effectiveness of the merger will provide for an authorized capital stock of 100,000,000 shares of common stock, par value $0.001 per share (the "DELAWARE COMMON STOCK"), and 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share (the "DELAWARE PREFERRED STOCK"), which may be issued in one or more series and have the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by the Board of Directors of the Company.

         This Information Statement is being mailed on or about June 7, 2005 to holders of record of North Shore's Common Stock as of January 31, 2005. This Information Statement constitutes notice of corporate action without a meeting by the unanimous written consent of the Company's stockholders pursuant to
Section 7-107-104 of the CBCL.

         The stockholders' consents were given in contemplation of the consummation of the acquisition (the "TRANSACTION") by the Company of the outstanding shares of Common Stock of Gridline Communications Corp., a Delaware corporation ("GC"), pursuant to the Share Exchange and Reorganization Agreement, dated as of December 13, 2004 (the "EXCHANGE AGREEMENT"), among North Shore and GC and the stockholders of GC. A condition of the consummation of the Transaction is that the reincorporation of the Company described above be effected. Upon consummation of the Transaction the Company, the name of which will have been changed to Gridline Communications Corp., will issue 47,600,000 shares of Common Stock to the stockholders of GC increasing the outstanding shares of Common Stock from 2,247,000 to 49,847,000. On December 21, 2004, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K with required exhibits, including a copy of the Exchange Agreement describing the Transaction, this filing was subsequently amended on February 22, 2005 and April 15, 2005. A copy of the most recent amended Current Report is being furnished to each stockholder of the Company together with this Information Statement and is hereby incorporated by reference herein.

         In order for the Merger to become effective, a certificate of merger and/or agreement and plan of merger must be filed with the Secretary of State of each of the State of Delaware and the State of Colorado. Such filing will not occur until at least 20 days after mailing this Information Statement to the Company's stockholders.

             WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU
                ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT

             The date of this Information Statement is June 6, 2005.

THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED IN OR WITH THIS INFORMATION STATEMENT. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO THESE DOCUMENTS UNLESS THESE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO US AT NORTH SHORE CAPITAL IV INC., 2208 PERSHING AVENUE SHEBOYGAN, WISCONSIN 53083,
ATTENTION: CHIEF EXECUTIVE OFFICER, OR BY CALLING THE COMPANY AT 920-207-7772. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

















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                        SECURITY OWNERSHIP OF MANAGEMENT

         Mr. Gerard Werner, one of three Directors of the Company and the sole executive officer of the Company, beneficially own and will own upon effectiveness of the Merger 2,200,000 shares of Common Stock or 97.9% of the shares of Common Stock outstanding and to be outstanding. Upon consummation of the Transaction the 2,200,000 shares owned by Mr. Werner, who will then no longer be an executive officer or Director of the Company, will represent 3.6% of the shares of Common Stock of the Delaware Company to be outstanding. The other two Directors of the Company, Mr. Robert A. Fenn, and Mr. Mark P. Johnston, have no beneficial ownership of the Company.

                                   THE MERGER

         Upon effectiveness of the Merger the Company will be a Delaware corporation and will have a new Certificate of Incorporation and By-laws.

REINCORPORATION IN DELAWARE

         Under the Agreement and Plan of Merger, a form of which is attached to this Information Statement as Annex "A", the Company will be merged into its wholly owned subsidiary, a Delaware corporation (the "DELAWARE COMPANY") and as a result, each outstanding share of Common Stock of North Shore will be converted into one share of the Common Stock of the Delaware Company.

         The principal purposes of the Merger are (i) to change the state of incorporation of the Company from Colorado to Delaware and its corporate name to Gridline Communications Holdings Inc. and (ii) to effect changes in the Certificate of Incorporation documents, principally the amendment of the Company's authorized capitalization, as described below under the heading "Capital Stock". The Merger itself will not involve any change in the business, assets, properties, or management of the Company and the Delaware Company will remain responsible for all of the liabilities of the Company and the liabilities of the Delaware Company. Such changes will become effective only upon the closing of the Transaction.

         For many years the State of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of the prominence of the State of Delaware as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the Delaware General Corporation Law ("DGCL") and establishing public policies with respect to corporations incorporated in Delaware.

         Consequently, DGCL law is comparatively well known and understood. The Company anticipates that, as in the past, DGCL will continue to be interpreted and explained in a number of significant court decisions. Stockholders should be aware, however, that DGCL has been publicly criticized on the grounds that it does not afford minority stockholders all the same substantive rights and protections that are available under the laws of a number of other states and that, as a result of the Merger, the rights of stockholders will change in a number of important respects. Below is a comparison of stockholder rights under the laws of the Colorado Business Corporation Law (the "CBCL"), the current law governing the Company and its Articles of Incorporation, with the DGCL, the law that will apply upon the effectiveness of the Merger, and the Certificate of Incorporation of the Delaware Company.

         CAPITAL STOCK

         The Articles of Incorporation of the Company currently provide for an authorized capital stock of

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

60,000,000 shares of which 50,000,000 shares are Common Stock, without par value and 10,000,000 shares are Series A Convertible Preferred Stock, par value $100 per share. Of the authorized 50,000,000 shares of Common Stock 10,000,000 shares are designated as Common Stock Nonvoting. The Company's Articles of Incorporation provide that the shares of the Series A Preferred Stock, none of which has been issued, will have preferential rights over the Common Stock as to dividends, redemption and liquidation, will be convertible into a like number of shares of Common Stock and have rights at the Company's expense to be registered under the Securities Act of 1933, as amended. The Articles also authorize the Board of Directors to issue the Common Stock in such series with such rights, privileges and limitations as the Board may determine.

         The Delaware Company's Certificate of Incorporation will authorize 100,000,000 shares of Common Stock with a par value of $.001 per share and 10,000,000 shares of Preferred Stock, par value $.001 per share, with the Board of Directors authorized to issue the Preferred Stock is such series as it may determine with such rights including as to dividend, voting, liquidation or conversion as it may determine.

         VOTING RIGHTS ON EXTRAORDINARY TRANSACTIONS

                  COLORADO. Under the CBCL, the holders of the Company's Common Stock have the right to vote, as a separate class on, among other things, the following two extraordinary transactions: (i) a plan of merger or a plan of share exchange and (ii) a proposal to dissolve the corporation or to revoke the dissolution of the corporation. In addition, under the Company's Articles of Incorporation, the holders of Common Stock are entitled to vote, as a separate class, on any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, which would include a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company to any subsidiary of the Company that is not a direct or indirect wholly owned corporation. These actions require approval by the affirmative vote at a duly held meeting of the holders of a majority or in the absence of a meeting by the written consents of the holders of all of the Company's Common Stock. The Company's Articles of Incorporation require the approval of a majority of the shares entitled to vote there in to approve an amendment to the Articles, a merger or consolidation, a sale, lease, exchange or transfer of all or substantially all the assets of the Company, the participation in a share exchange of stock of the Company, and a dissolution or liquidation.

                  DELAWARE. The Delaware Company's Certificate of Incorporation makes no provision with respect to an extraordinary transaction but under the DGCL the foregoing actions other than participation in the share exchange requires approval of a majority of the outstanding voting shares of the corporation. Under the Certificate of Incorporation of the Delaware Company, the holders of Common Stock will have the same voting rights that such holders have under the Company's Articles of Incorporation, except: (i) the DGCL does not currently have an equivalent to the Colorado statutory "share exchange", (ii) the right to vote on "any sale, lease, or exchange of all or substantially all of the property and assets" does not include the right to vote upon any "other disposition", and (iii) holders of Delaware Stock would not have the right to vote on any sale, lease or exchange of all or substantially all of the property and assets of the Delaware Company to an entity wholly owned by the Delaware Company.

         QUORUM

                  Both the bylaws of each of the Company and of the Delaware Company consistent with the CBCL and the DGCL, respectively, provides that a quorum for a stockholders meeting is holders of a majority of the shares entitled to vote on the matters presented.

         NUMBER OF DIRECTORS

                  COLORADO. The CBCL permits a Board of Directors of one or more. The Company's bylaws provide that the Company shall have two independent Directors.

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

                  DELAWARE. The DGCL provides that the Board of Directors shall consist of one or more members.

         VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

                  COLORADO. The bylaws of the Company provide that a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director.

                  DELAWARE. The bylaws of the Delaware Company provide for a similar election requirement.

         ACTION BY STOCKHOLDERS WITHOUT A MEETING

                  COLORADO. As required by the CBCL, the bylaws of the Company provide that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if all of the stockholders entitled to vote thereon consent to such action in writing and that such action is to be effective as of the date the last writing necessary to effect the action is received by the secretary of the Company, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action.

                  DELAWARE. The Delaware Company's bylaws, consistent with the DGCL, provide that any action that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In addition, consistent with DGCL requirements, the bylaws of the Delaware Company contain the following two provisions which are not provided for by the current bylaws of the Company: (i) in order to be effective, all written consents must be delivered to the Delaware Company within 60 days of the earliest dated consent delivered to the Delaware Company, and (ii) prompt notice of the action by written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Delaware Company.

         REMOVAL OF DIRECTORS

                  COLORADO. As required by the CBCL, the Company's Articles of Incorporation and bylaws provide that any director may be removed, with or without cause, only by the holders of Common Stock, if the votes cast in favor of removal exceed the votes cast against removal.

                  DELAWARE. The Certificate of Incorporation and bylaws of the Delaware Company provide the same right of removal of directors but consistent with the DGCL removal by the Common Stockholders may be effected by a majority vote of the shares of Common Stock entitled to vote at an election of directors.

         INDEMNIFICATION

                  COLORADO. The CBCL states that unless otherwise provided by the articles of incorporation, a corporation shall indemnify a person who was wholly successful on the merits or otherwise in the defense of any proceeding because of being a director against reasonable expenses incurred in connection with the proceedings. The Company's Articles of Incorporation, consistent with the CBCL, provides that the Company may indemnify directors, officers, employees and agents against

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expenses,  judgments  and  fines,  if such  person  acted in good faith and in a manner such person reasonably believed to be if in the best interests of the Company or with respect to a criminal proceeding, such person had no reasonable cause to believe the person's conduct was unlawful. No indemnification is to be made if such persons are adjudged to be liable to the Company for his own negligence or misconduct unless the court determines that such persons are fairly and reasonably entitled to indemnify. In addition, the CBCL requires the Company to give stockholders with or before the notice of the next stockholders' meeting, a notice of all indemnification of, or advancement of expenses to, directors of the Company in connection with a proceeding by or in the right of the corporation. The advance of expenses is to be made against an undertaking to return the advance if the director or officer is found not to have met the standard of care for such office.

                  DELAWARE. The bylaws of the Delaware Company provide that the officers and directors of the Delaware Company are to be indemnified to the fullest extent permitted by Delaware law. The bylaws of the Delaware Company do not contain the following provisions that were expressly required by CBCL (but not by DGCL): the requirement of a notice to stockholders in the event of indemnification of, or advancement of expenses to, directors of the corporation in connection with a proceeding by or in the right of the corporation. In addition, the bylaws of the Delaware Company do not expressly prohibit indemnification of an officer or employee if the officer or employee is adjudged to be liable or require that the Delaware Company indemnify employees of the Delaware Company, but instead permit the Delaware Company to indemnify employees when and as authorized by appropriate corporate action using applicable Delaware standards.

         The bylaws of the Delaware Company contain the following provisions not currently contained in the current bylaws of the Company: (i) a clarification that any repeal or amendment of the indemnification provisions contained in the bylaws of the Delaware Company will not adversely affect any right or protection in respect of any act or omission occurring prior to the time of such repeal or modification, and (ii) the Delaware Company will provide indemnification to directors and officers with respect to proceedings commenced by the director or officer only if commencement of such proceeding has been authorized by the board of directors of the Delaware Company.

         NOTICE OF ADJOURNMENTS AND OTHER ACTIONS

                  COLORADO. Consistent with the CBCL, the current bylaws of the Company require that (i) if the authorized shares of the Company are to be increased, at least 30 days' notice shall be given to the stockholders of record and (ii) if a stockholder meeting is adjourned for more than 120 days (in which case a new record date is to be fixed by the board of directors of the Company), notice shall be given to record holders as of the new record date.

                  DELAWARE. The bylaws of the Delaware Company provide for the same notice requirements as the current bylaws of the Company, except that consistent with the DGCL there is no set notice period for an increase in the authorized shares and the notice requirement in the case of adjournments is 30-days notice, rather than 120-day notice.

         RECORD DATE

                  COLORADO. Consistent with the CBCL, the current bylaws of the Company provide that with respect to all actions requiring the fixing of a record date (including for distributions) other than a stockholder action by written consent, the record date is not to be less than 10 or more than 60 days before the meeting or action requiring a determination of stockholders. With respect to a stockholder action by written consent, the record date is the date on which a writing upon which the action is taken is first received by the Company.

                  DELAWARE. Consistent with the DGCL, the bylaws of the Delaware Company differ with respect to the current bylaws of the Company in the following ways: (i) the bylaws of the Delaware Company provide that the record date is not to precede the date upon which the resolution fixing the

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record  date is  adopted by the board of  directors,  and (ii) in the case of an action by written consent, the record date must be not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors.

         AMENDMENT TO THE ARTICLES (CERTIFICATE) OF INCORPORATION

                  COLORADO. Under the CBCL, amendments to the Company's Articles of Incorporation, other than ministerial amendments authorized by the directors without stockholder action, may be proposed by the board of directors of the Company or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The board of directors of the Company must recommend the amendment to the stockholders, unless the amendment is being proposed by the stockholders, or unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the stockholders with the amendment.

                  DELAWARE. Under the DGCL, stockholders are not entitled to enact, without any action taken by the board of directors, an amendment to the Certificate of Incorporation of the Delaware Company. Amendments to the Certificate of Incorporation of the Delaware Company generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

         AMENDMENT TO THE BYLAWS

                  COLORADO. The bylaws of the Company provide that the board of directors or stockholders by a plurality vote may amend, restate or repeal the bylaws of the Company.

                  DELAWARE. The bylaws of the Delaware Company provide that the board of directors of the Delaware Company may amend, restate or repeal the bylaws of the Delaware Company at any meeting by a majority of the directors present at a meeting at which a quorum is present.

         DISSOLUTION

                  COLORADO. Under the CBCL, the board of directors of the Company may submit a proposal of voluntary dissolution of the Company to the stockholders of the Company entitled to vote thereon. The board of directors of the Company must recommend such dissolution to the stockholders as part of the dissolution proposal, unless the board of directors of the Company determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the stockholders.

                  DELAWARE. The Delaware Company will be subject to the same voting requirement with respect to a dissolution of the Delaware Company as is the Company but only if the board of directors of the Delaware Company initially approves the dissolution of the Delaware Company. If the board of directors does not approve such dissolution, the stockholder vote required for approving a dissolution of the Delaware Company is a unanimous written consent of all stockholders entitled to vote thereon.

         DIVIDENDS

                  COLORADO.  Under  the CBCL the  payment  of  distributions  is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of stockholders whose preferential rights upon dissolution of the corporation are greater than those of other stockholders receiving the dividend. The CBCL provides that no dividend may be paid on outstanding shares of capital stock with shares of another class without approval of the stockholders of the class from which the dividend is paid.

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                  DELAWARE.  The DGCL  permits the payment of  dividends  out of surplus. It defines surplus as the excess of the net assets of the corporation over the capital of the corporation. Unless the corporation's board of directors determines otherwise, the capital of the corporation is equal to the aggregate par value of the shares of stock having par value. If there is no surplus, the DGCL permit the payment out of the net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. There is no requirement as to a class approval of stock dividends on shares of another class.

         CORPORATE RECORDS (FORM OF RECORDS)

                  COLORADO. Under the CBCL, the Company is required to keep as permanent records minutes of all meetings of the stockholders and the board of directors of the Company, a record of all actions taken by the stockholders or the board of directors of the Company without a meeting, a record of all actions taken by a committee of the board of directors of the Company, and a record of all waivers of notices of meetings of stockholders and of the board of directors of the Company or any committee of the board of directors. In addition, the CBCL requires the Company to keep specific records at its principal office, including the Company's Articles of Incorporation, the current bylaws of the Company and the minutes of all stockholders' meetings, and records of all action taken by stockholders without a meeting, for the past three years.

                  DELAWARE. The DGCL provides that any records maintained by the Delaware Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The DGCL does not require that the Delaware Company keep any specific records at any particular place or for a specific period of time.

         EXAMINATION OF BOOKS AND RECORDS

                  COLORADO. Under the CBCL, any record or beneficial stockholder of the Company may, upon five days' written demand, inspect certain records, including stockholder actions, minutes of stockholder meetings, communications with stockholders and recent financial statements. In addition, upon five days' written demand, any such stockholder may inspect the list of stockholders and certain other corporate records, including minutes of the meetings of board of directors of the Company, if the stockholder either (i) has been a stockholder for at least 3 months or (ii) is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person's interests as a stockholder.

                  DELAWARE. Under the DGCL, the inspection rights of the stockholders of the Delaware Company are the same as under CBCL, except: (i) there is no requirement that a stockholder have been a stockholder for at least 3 months or a holder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if the Delaware Company refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

         SUBSTANTIAL OR INTERESTED STOCKHOLDER RESTRICTIONS

                  COLORADO. The Company's Article of Incorporation provides that the shares of a "Substantial Stockholder" in excess of 10% of the then issued outstanding shares of common stock of the Company may not be voted with respect to any matter presented to the Company and such excess shall be deducted from the total number of shares outstanding for purposes of determining the proportion of common stock required to approve a matter submitted for stockholder approval or to constitute a quorum. A "Substantial Stockholder" is defined as a person who is the beneficial owner directly or indirectly of 10% or more of the outstanding shares of Common Stock. The shares deemed to be owned by a

Substantial Stockholder includes the shares owned by affiliates and associates, each as defined in the Article of Incorporation.

                  DELAWARE. Section 203 of the DGCL provides for a three-year moratorium on certain business combinations with "interested stockholders" (as hereinafter defined). However, the DGCL permits a corporation to opt out of the restrictions imposed by Section 203 and the Delaware Company has opted out of
Section 203 of the DGCL in its Certificate of Incorporation.

         Section 203 of the DGCL provides, subject to a number of exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or an associate of an affiliate, who is an "interested stockholder" for a period of three years from the date that person became an interested stockholder unless:

                  o the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder;

                  o the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder, excluding shares owned by persons who are both officers and directors of the corporation, and the shares held by certain employee stock ownership plans; or

                  o on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporations' outstanding voting stock at an annual or special meeting, excluding the shares owned by the interested stockholder. Under
                        Section 203 of the DGCL, an "interested stockholder" is defined as any person who is either the owner of 15% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         DISSENTERS' (APPRAISAL) RIGHTS

                  COLORADO. Under the CBCL, stockholders are entitled to exercise dissenters' rights in the event of certain mergers, share exchanges, sales, leases, exchanges, or other dispositions of all or substantially all of the property of the corporation. Stockholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided. A merger between a corporation and its subsidiary in which it owns at least 90% of the outstanding shares will give rise under the CBCL to appraisal rights if as a result of the merger the Certificate of Incorporation or bylaws of the parent are amended other than as to limited provisions such as name and registered office. The holders of the outstanding shares of common stock of the Delaware Company waived their dissenter's rights in connection with the provision of their consents to the agreement of Merger.

                  DELAWARE. The DGCL provides appraisal rights only in the case of a stockholder objecting to certain mergers or consolidations but stockholders have no appraisal rights in a sale, lease, or exchange of all or substantially all of a corporation's assets.

         DERIVATIVE ACTIONS

                  COLORADO. Under the CBCL, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants' reasonable expenses attributable to the defense of such action, exclusive of attorney's fees. In addition, the Company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the Company or other parties named as defendants in the defense of such action, but not including attorney's fees, if the stockholder instituting the action holds less than 5% of the outstanding shares of any class of the Company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

                  DELAWARE. The DGCL's requirements for bringing derivative actions are substantially similar to those contained in the CBCL, except that the DGCL does not impose (i) the reasonable cause requirement and (ii) the security requirement imposed by the CBCL.

         REACQUISITION OF STOCK BY THE COMPANY

                  COLORADO. Under the CBCL, the Company may acquire its own shares, subject to certain limitations, and except in certain circumstances, such shares will constitute authorized but unissued shares.

                  DELAWARE. The DGCL requires that (i) all repurchases of shares be made of out of surplus and (ii) a purchase of shares redeemable at the option of the corporation not be made for more than the price at which the shares may then be redeemed.

         Under the DGCL, shares of stock issued by the Delaware Company as fully paid and afterwards reacquired by the Delaware Company without applying "capital" in connection with such reacquisition have the status of "treasury shares" if the board of directors does not by resolution retire the shares reacquired. Treasury shares differ from stock that is authorized and unissued in that treasury shares that have a par value are freed from the requirement that they must be sold at not less than par.

         FRANCHISE TAX

                  COLORADO. There is no franchise tax in Colorado.

                  DELAWARE. The DGCL requires corporations to pay franchise tax annually (current maximum is $165,000 a year).

         BLANK CHECK CAPITAL STOCK

                  COLORADO. The Company's Articles of Incorporation authorizes the board of directors of the Company to issue shares of Common Stock in one or more series, and to fix for each series the number, dividend rights, conditions of redemption, rights on dissolution, voting rights, conversion privileges and other rights and limitations to the extent permitted by the CBCL.

                  DELAWARE. The Certificate of Incorporation of the Delaware Company provides that it is authorized to issue up to 10,000,000 shares of "blank check" Preferred Stock. Such "blank check" preferred stock may be issued in one or more series and have the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by the board of directors or any authorized committee thereof.

         Such blank check Common Stock of the Company and the black check Preferred Stock of the Delaware Company may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors or any authorized committee deems appropriate. In the event that any series are to be issued, a certificate of designation containing the rights, privileges, and limitations of such series of capital stock shall be filed with the Secretary of the State of Colorado or of the State of Delaware, as the case may be. The effect of such blank check capital stock is that the Board of Directors alone, and subject to, Federal securities laws and the applicable provisions of the CBCL or DGCL, as the case may be, are able to authorize the issuance of capital stock which could have the effect of delaying, deferring, or preventing a change in control of the Company or the Delaware Company without further action by their stockholders, and may adversely affect the voting and other rights of the holders of the outstanding shares of capital stock. The issuance of a series of Common Stock or Preferred Stock with voting and conversion rights may also adversely affect the voting power of the holders of the then outstanding shares of common stock, including the loss of voting control to others.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION MERGER

         The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "CODE"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the Merger.

          The Company believes that the Merger and the resulting reincorporation from Colorado to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized upon consummation of the reincorporation merger and the receipt of the Delaware Company's common stock;
(ii) the aggregate tax basis of shares of Delaware Company's common stock received in the Merger will be the same as the aggregate tax basis of shares of Company's common stock exchanged in the reincorporation merger; and (iii) the holding period of the shares of Delaware Company's common stock received in the reincorporation merger will include the period for which shares of Company common stock were held.

         The foregoing discussion addresses the material federal income tax consequences of the reincorporation Merger that are applicable to holders of shares of the Company's common stock. The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of the Company's common stock, or any foreign, state, or local tax considerations.

         ACCORDINGLY, HOLDERS OF THE COMPANY'S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, FOREIGN, STATE, AND LOCAL TAX CONSEQUENCES TO THEM AS A RESULT OF THE REINCORPORATION MERGER.

ACCOUNTING TREATMENT OF THE REINCORPORATION MERGER

         The Merger will be accounted for as a reverse merger whereby, for accounting purposes, the Company will be considered the accounting acquiror and the Delaware Company will be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company will be treated as the financial statements of the Delaware Company.

REGULATORY APPROVAL

         To the knowledge of the Company, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Merger will be the filing of the Articles of Merger (including the merger agreement) with the Secretary of State of Colorado and the filing of the Certificate of Merger with the Secretary of State of Delaware.

                       DOCUMENTS INCORPORATED BY REFERENCE

            The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are incorporated by reference herein:

            1.    Current Report on Form 8-K/A, filed April 15, 2005;

            2.    Information Statement on Form SC 14F1, filed March 1, 2005;

            3. Quarterly Report on Forms 10-QSB, for the quarters ended March 31, 2004, June 20, 2004, and September 30, 2004, each filed January 13, 2005;

            4. Annual Report on Form 10-KSB, for the year ended December 31, 2003, filed March 25, 2004; and 5. Registration Statement on Form 10 pursuant to Section 12(g) of the Exchange Act, as filed on January 11, 2000.



                                           By order of the Board of Directors


                                           /s/ GERARD WERNER
                                           -----------------------------------
                                           Gerard Werner
                                           Chief Executive Officer

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                           NORTH SHORE CAPITAL IV INC.
                            (a Colorado corporation)

                                       AND

                      GRIDLINE COMMUNICATIONS HOLDINGS INC.
                            (a Delaware corporation)


         AGREEMENT AND PLAN OF MERGER entered into on [______], 2005 ("PLAN OF MERGER"), between NORTH SHORE CAPITAL IV INC., a Colorado corporation ("NSC" or the "TERMINATING CORPORATION"), and GRIDLINE COMMUNICATIONS HOLDINGS INC., a Delaware corporation ("GCH" or the "SURVIVING CORPORATION").

         WHEREAS North Shore Capital IV Inc. a business corporation duly organized and validly existing under the laws of the State of Colorado, with its principal office located at 2208 Pershing Avenue, Sheboygan, Wisconsin 53083;

         WHEREAS the total number of shares of stock which NSC has the authority to issue is 60,000,000, of which 50,000,000 shares are Common Stock, without par value and 10,000,000 shares are Series A Convertible Preferred Stock, par value $100 per share;

         WHEREAS Gridline Communications Holdings Inc., a business corporation duly organized and validly existing under the laws of the State of Delaware, is the wholly-owned subsidiary of North Shore Capital IV Inc. Its registered office is located at c/o Harvard Business Services, Inc., 25 Greystone Manor, Lewes, DE 19958;

         WHEREAS the total number of shares of stock which GCH has authority to issue is 100,000,000 shares of Common Stock with a par value of $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001 per share;

         WHEREAS the Colorado Business Corporation Law permits a merger of a business corporation of the State of Colorado with and into a business corporation of another jurisdiction;

         WHEREAS the Delaware General Corporation Law permits a merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

         WHEREAS NSC and GCH and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge NSC with and into GCH pursuant to the provisions of the Colorado Business Corporation Law and pursuant to the provisions of the Delaware General Corporation Law upon the terms and conditions hereinafter set forth;

         THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by NSC and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by GCH and approved by a resolution adopted by its Board of Directors, the Agreement and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are herby determined and agreed upon as hereinafter in this Agreement and Plan of Merger set forth.

         1. NSC and GCH shall, pursuant to the provisions of the Colorado Business Corporation Law and provisions of the Delaware General Corporation Law, be merged with and into a single corporation, to wit, Gridline Communications Holdings Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "SURVIVING CORPORATION," and which shall continue to exist as said surviving corporation under its surviving name pursuant to the provisions of the Delaware General Corporation Law. The separate existence of NSC, which is sometimes hereinafter referred to as the "TERMINATING CORPORATION," shall cease at said effective time in accordance with the provisions of the Colorado Business Corporation Law.

         2. Annexed hereto and made a part hereof is a copy of the Certificate of Incorporation of the Surviving Corporation as the same shall be in force and effect at the effective time in the State of Delaware of the merger herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said Surviving Corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.
Article IV, Section A of the present Certificate of Incorporation of the Surviving Corporation, relating to the authorized shares of said corporation, are hereby amended and changes so as to read as set forth in the annexed copy of the Certificate of Incorporation.

         3. The present by-laws of the Surviving Corporation will be the by-laws of said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Delaware General Corporation Law.

         4. The directors and officers in office of the Surviving Corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each stockholder of the Terminating Corporation shall, on the effective date of the merger, be a stockholder of the merged entity and receive from the Surviving Corporation the same number of shares as the stockholder had owned in the Terminating Corporation. The shares of the Surviving Corporation, held by the Terminating Corporation prior to the merger, will be cancelled upon the effective date of this Plan and Agreement of Merger.

         6. In the event that this Agreement and Plan of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the Colorado Business Corporation Law and upon behalf of the Surviving Corporation in accordance with the provisions of the Delaware General Corporation Law, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Colorado and by the laws of the State of

Delaware, and that they will cause to be performed all necessary acts within the state of Colorado and the State of Delaware and elsewhere the merger herein provided for.

         7. The Board of Directors and the proper officers of the Terminating Corporation and of the Surviving Corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or the merger herein provided for.

         The effective time of this Agreement and Plan of Merger, and the time at which the merger herein agreed upon shall become effective in the State of Delaware, shall be [______], 2005.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger is hereby executed upon behalf of each of the constituent corporation parties hereto.

Dated: [______], 2005

                                         GRIDLINE COMMUNICATIONS HOLDINGS INC.




                                         ------------------------------------
                                         Name: Gerard Werner
                                         Title: Chief Executive Officer